AMENDMENT TO
SECURITIES MERGER AGREEMENT

THIS AMENDMENT ("Amendment") TO THE SECURITIES MERGER AGREEMENT, dated October 15, 2003 ("Agreement") is entered into as of January 20, 2004 by and among Viper Networks, Inc., a Utah corporation ("Viper"), Mid-Atlantic International, Inc., a Michigan corporation ("Mid-Atlantic"), and the sole common stockholder of Mid-Atlantic, Farid Shouekani ("Shouekani").

          Pursuant to paragraph 1.2 (b) i of the Agreement, Viper is required to redeem 4,235,000 Company Common Shares, evidenced by Company Common Stock Certificate #3378, for $720,000 as follows:

          b.     Viper shall have the redemption obligation to reacquire all of the unredeemed amount of all the 4,235,000 shares in Viper so originally issued to Shouekani at a price of $0.17 per Company Common Share, prior to close of business day on January 15, 2004, or in the option of Shouekani to hold the company in default of this entire agreement.

It is mutually agreed that the $720,000 payment, as required and outlined above, will be paid, as follows:

$ 20,000	in credit payments made by Mid-Atlantic
$450,500	in 1,802,000 Company Common Shares valued at $0.25 per share to be transferred from Company Common Stock Certificate #3378 to the attached list of shareholders.
$124,750	Payable on January 20, 2004 to repurchase 733,824 Company Common Shares from Company Common Stock Certificate #3378.
$124,750	Payable on January 30, 2004 to repurchase 733,824 Company Common Shares from Company Common Stock Certificate #3378.

The balance of 2,433,000 Company Common Shares from Company Common Stock Certificate #3378 will be cancelled and returned to treasury.

AGREED:	AGREED:

Ronald Weaver, President/CEO Viper Networks, Inc.	Farid Shouekani, President Mid-Atlantic International, Inc.

SHAREHOLDER BREAKDOWN
P.O.BOX 16210 Riyadh 11464
Riyadh, Saudi Arabia

Hazar Marwan Alemam
	10,000 shares of VPER @ $ 0.25 with total amount of	$ 2,500.00
	10,000 shares of VPER @ $ 0.25 with total amount of	$ 2,500.00
	10,000 shares of VPER @ $ 0.25 with total amount of	$ 2,500.00
	400,000 shares of VPER @ $ 0.25 with total amount of	$ 100,000.00
	280,000 shares of VPER @ $ 0.25 with total amount of	$ 70,000.00

Amir Marwan Alemam
	400,000 shares of VPER @ $ 0.25 with total amount of	$ 100,000.00

TOTAL	1,110,000 shares	$ 277,500.00

SAMBA Financial Group-SAMBA
Old Airport Road, P.O.Box 833
Riyadh 11421
Saudi Arabia

Ibrahim Omar Ahmed Kaftaro
	100,000 shares of VPER @ $ 0.25 with total amount of	$ 25,000.00

Wahdan Sulaiman Al Kadi
	56,000 shares of VPER @ $ 0.25 with total amount of	$ 14,000.00

Khalid A ' Aziz Nasser Althaneyan
	100,000 shares of VPER @ $ 0.25 with total amount of	$ 25,000.00

Qusai Abdullah Ali Al-Fakhri
	100,000 shares of VPER @ $ 0.25 with total amount of	$ 25,000.00

Abdulrahman S. Alrashoud
	260,000 shares of VPER @ $ 0.25 with total amount of	$ 65,000.00

Mohaned Baali
	40,000 shares of VPER @ $ 0.25 with total amount of	$ 10,000.00

Rayan Hassan Al-Sairafi
	36,000 shares of VPER @ $ 0.25 with total amount of	$ 9,000.00

TOTAL	692,000 shares	$ 173,000.00
TOTAL	1,802,000 shares	$450,500.00